CONSULTING AGREEMENT


     This Consulting Agreement (the "Agreement") is made this 15th day of October, 1998, by and between Sentry Accounting, Inc., a Florida corporation whose business address is 1509 S. Florida Avenue, Suite 2, Lakeland, FL 33803 (the "Company"), and Progressive Ventures International, Inc., whose business address is 1726 E. 7th Avenue, Tampa, FL 33605 (the "Consultant").

                             BACKGROUND INFORMATION

     The Company desires to move forward with its proposed business plan and intends to hire Consultant in that regard. The Consultant has agreed to consult with the officers and directors of the Company and to assist the Company in accomplishing its goals, including (i) preparing the necessary documentation to become listed on the OTC Bulletin Board, (ii) preparing the necessary documentation to become listed with Standard & Poors, (iii) and any other services requested from time to time by the Company.

     THEREFORE, the parties agree as follows:

                              OPERATIVE PROVISIONS

                                    SECTION 1
                             CONSIDERATION AND TERM

     1. Consideration. The Company shall pay the Consultant for services performed under this Agreement a total of $4,600, as follows: $1,000 in cash and $3,600 in the form of common stock of the Company, issued under the anticipated 504 offering at $.03 per share (or 120,000 shares).

     2. Term. The term of this Agreement shall be for six months from the date of the Agreement.

                                    SECTION 2
                                  MISCELLANEOUS

     3. Entire Agreement. This instrument contains the entire agreement of the parties. There are no representations or warranties other than as contained herein. The Company shall indemnify and hold harmless the Consultant from and against any losses, claims, damages or liabilities related to or arising out of, any services rendered to the Company pursuant to the terms of this Agreement. No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement. Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or of a different nature.

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     4. Florida Law. This Agreement shall be construed  according to the laws of the State of Florida (exclusive of the conflicts of law provisions thereof) and shall be binding upon the parties hereto, their successors and assigns.

     5. Venue. The Consultant and the Company each agree that any legal or equitable action or proceeding with respect to this Agreement shall be brought in any Federal or State court of competent jurisdiction located in the County of Hillsborough, City of Tampa, and, by execution and delivery of this Agreement, each accepts for themselves and their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and any related appellate court with respect to this Agreement, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, and irrevocably waive any obligation they may not or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. The Company and the Consultant each consent to the service of process of any of the aforementioned courts in any such action or proceeding by mailing of copies thereof by registered mail, postage prepaid, such service to become effective three business days after such mailing. In any such proceeding, the prevailing party shall be entitled to an award of fees and disbursements of counsel.

     6. Waive Jury Trial. The Company and the Consultant each hereby waive trial by jury in any judicial proceeding brought by either of them with respect to this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                          SENTRY ACCOUNTING, INC.


                                          By: /s/  Teresa B. Crowley
                                             -----------------------------------
                                             Teresa B. Crowley, President


                                          PROGRESSIVE VENTURES
                                          INTERNATIONAL, INC.

                                          By: /s/  Richard J. Diamond
                                             -----------------------------------
                                             Richard J. Diamond, President